Exhibit 10.1

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 17, 2010

among

GENESIS ENERGY, L.P.,

as the Borrower

and

The Lenders Party Hereto

BNP PARIBAS,

as Administrative Agent,

BANK OF AMERICA, N.A. AND BANK OF MONTREAL,

as Co-Syndication Agents,

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") dated as of November 17, 2010, is by and among GENESIS ENERGY, L.P., a Delaware limited partnership (the "Borrower"), BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the lenders party to the Credit Agreement referred to below (collectively, the "Lenders"), and the undersigned Lenders.

R E C I T A L S

A.           The Borrower, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Second Amended and Restated Credit Agreement dated as of June 29, 2010 (the "Credit Agreement"), pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower.

B.            The Borrower wishes, and the Lenders signatory hereto and the Administrative Agent are willing, to amend the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.  Unless otherwise indicated, all article, schedule, exhibit and section references in this First Amendment refer to articles and sections of the Credit Agreement.

As used in this First Amendment, the following term has the meaning specified below:

"First Amendment Effective Date" has the meaning assigned to such term in Section 3 hereof.

Section 2.               Amendments to Credit Agreement.

2.1           Amendments to Section 1.01 (Defined Terms).

(a)           The definition of "Adjusted Consolidated EBITDA" is hereby amended and restated in its entirety to read as follows:

"Adjusted Consolidated EBITDA" means, for any period, Consolidated EBITDA determined on a Pro Forma Basis; provided that (a) cash distributions received by the Borrower and the Restricted Subsidiaries from all Joint Ventures consummated after the Effective Date (other than the CHOPS Joint Venture) shall not account for more than 25% of Adjusted Consolidated EBITDA (as such Adjusted Consolidated EBITDA is calculated from time to time without giving effect to cash distributions from Joint Ventures consummated after the Effective Date (but giving effect to cash distributions from the CHOPS Joint Venture whether consummated before or after the Effective Date)), and any excess shall be deemed to not be Adjusted Consolidated EBITDA and (b) for any Material Project with a Commencement Date occurring on or prior to the date of determination, Adjusted Consolidated EBITDA may include, at the Borrower's option, the Material Project EBITDA Adjustments for such Material Project for such period determined as specified below.  Upon the occurrence and during the continuance of a "Cash Option Only Default" under and as defined in the NEJD Financing Lease Agreement, Adjusted Consolidated EBITDA shall be automatically reduced by an amount equal to the contributions to Adjusted Consolidated EBITDA attributable to NEJD SPE 2 for the applicable Test Period or Calculation Period.

As used herein, "Material Project EBITDA Adjustments" means, with respect to the construction or expansion of any capital project of the Borrower or any of its Restricted Subsidiaries, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition, construction or expansion thereof) is reasonably expected by the Borrower to exceed, or exceeds, with respect to the Borrower or any of its Restricted Subsidiaries, $10,000,000 (a "Material Project"):

(a)           for each Test Period ending prior to the date on which a Material Project has achieved commercial operation (the "Commercial Operation Date") (but including the Test Period ending with the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be reasonably approved by a majority of the Arrangers (the "Projected Consolidated EBITDA") as the projected Consolidated EBITDA attributable to such Material Project for the first full 12-month period following the Scheduled Commercial Operation Date of such Material Project (such amount to be determined based upon projected revenues from customer contracts, projected revenues from prospective customers that are reasonably determined by a majority of the Arrangers, in their reasonable discretion, to otherwise be reasonably likely on the basis of sound financial planning practice, the creditworthiness and applicable projected production of the prospective customers, capital and other costs, operating and administrative expenses, the Scheduled Commercial Operation Date, commodity price assumptions and other factors reasonably deemed appropriate by a majority of the Arrangers), which may, at the Borrower's option, be added to actual Adjusted Consolidated EBITDA for the Test Period next preceding the fiscal quarter in which construction or expansion of such Material Project commences (the "Commencement Date") and for each Test Period thereafter until the Commercial Operation Date of such Material Project (including the Test Period ending with the fiscal quarter in which such Commercial Operation Date occurs), but net of any actual Consolidated EBITDA attributable to such Material Project for such Test Period; provided that if the actual Commercial Operation Date does not occur by the Scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for Test Periods ending after the Scheduled Commercial Operation Date to (but excluding) the Test Period ending with the fiscal quarter in which such Commercial Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay (estimated on the date of determination), whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b)           beginning with the Test Period ending with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the Test Periods ending with the two immediately succeeding fiscal quarters, an amount equal to the greater of (i) three times the actual Consolidated EBITDA attributable to such Material Project for such first full fiscal quarter (if the first full fiscal quarter), 100% of the actual Consolidated EBITDA attributable to such Material Project for such first two fiscal quarters (if the second full fiscal quarter), or one-third of the actual Consolidated EBITDA for such first three fiscal quarters (if the third full fiscal quarter) or (ii) 75% (if the first full fiscal quarter), 50% (if the second full fiscal quarter) or 25% (if the third full fiscal quarter) of the Projected Consolidated EBITDA attributable to such Material Project for the first full Test Period following such Commercial Operation Date, which may, at the Borrower's option, be added to actual Adjusted Consolidated EBITDA for such Test Periods.

Notwithstanding the foregoing:

(i)            no such Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless:

(a)
at least 30 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the Test Period for which the Borrower desires to commence inclusion of such Material Project EBITDA Adjustment in Adjusted Consolidated EBITDA with respect to a Material Project (the "Initial Test Period"), the Borrower shall have delivered to Administrative Agent notice of such Material Project and the Scheduled Commercial Operation Date with respect thereto, together with written pro forma projections of Consolidated EBITDA attributable to such Material Project for the first full Test Period following the Scheduled Commercial Operation Date with respect to such Material Project, and

(b)
prior to the last day of the Initial Test Period, a majority of  the Arrangers shall have approved (such approval not to be unreasonably withheld or delayed) such projections and shall have received such other information and documentation as a majority of the Arrangers may reasonably request with respect to such Material Project, all in form and substance reasonably satisfactory to a majority of the Arrangers, and

(ii)           the aggregate amount of all Material Project EBITDA Adjustments for any Test Period shall be limited to 15% of the total actual Adjusted Consolidated EBITDA for such Test Period (which total actual Adjusted Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

For purposes of the foregoing, "commercial operation" shall be deemed achieved for any Material Project at such time, at or after the completion of construction or expansion thereof and the initial placement thereof into service, as such Material Project first realizes the long-term operating levels reasonably expected for such Material Project.

(b)           The definition of "Agreement" is hereby amended by adding the words ", as further amended by the First Amendment," after the words "this Second Amended and Restated Credit Agreement."

(c)           The definition of "Consolidated EBITDA" is hereby amended by (i) adding "(other than clause (v) or (vi) below)" after "in each case",  (ii) replacing the word "and" before clause (vi) with a comma and (iii) adding to the end of the first sentence the following words: ", (vii) up to $5,400,000 in unusual items charged as expense in the first fiscal quarter of fiscal 2010, and (viii) any Transaction Costs provided, however that Transaction Costs added back to Consolidated Net Income during the term of this Agreement pursuant to this clause (viii) shall in no event exceed 15% of Adjusted Consolidated EBITDA for the four fiscal quarter period ending September 30, 2010 (as adjusted on a Pro Forma Basis to reflect the CHOPS Joint Venture Investment)."

(d)           The definition of "Consolidated Leverage Ratio" is hereby amended by (i) adding "(i)" before the word "solely" in the proviso and (ii) adding to the end of the proviso the following words: "and (ii) for purposes of calculating the Consolidated Leverage Ratio as of any date of determination (other than the end of a Test Period), Consolidated Total Funded Debt shall be determined without giving effect to Indebtedness incurred after the end of the Test Period solely to finance all or a portion of any Material Project.  For avoidance of doubt, for purposes of calculating the Consolidated Leverage Ratio as of the Test Period most recently ended, all outstanding Indebtedness incurred solely to finance all or a portion of any Material Project that constitutes "Consolidated Total Funded Debt" shall be included for purposes of calculating the Consolidated Leverage Ratio as of the end of such Test Period."

(e)           The definition of "Consolidated Senior Secured Leverage Ratio" is hereby amended by adding to the end of the sentence the following words: "provided that, for purposes of calculating the Consolidated Senior Secured Leverage Ratio as of any date of determination (other than the end of a Test Period), Consolidated Total Senior Secured Funded Debt shall be determined without giving effect to Indebtedness incurred after the end of the Test Period solely to finance all or a portion of any Material Project.  For avoidance of doubt, for purposes of calculating the Consolidated Senior Secured Leverage Ratio as of the Test Period most recently ended, all outstanding Indebtedness incurred solely to finance all or a portion of any Material Project that constitutes "Consolidated Total Senior Secured Funded Debt" shall be included for purposes of calculating the Consolidated Senior Secured Leverage Ratio as of the end of such Test Period."

(f)            The definition of "Material Agreement" is hereby amended by adding to the end of the sentence the following words: ", the CHOPS Purchase and Sale Agreement and, solely for the purpose of Section 6.11, the CHOPS Commitment Letter."

(g)           The definition of "Notes Offering" is hereby amended by (i) adding the words "or loans" after the words "unsecured notes" and (ii) adding the words "or (m)" after the words "Section 6.01(j)."

(h)           The definition of "Planned Reorganization" is hereby amended by (i) adding "(i)" after the words "pursuant to which" and (ii) adding to the end of the sentence the following words: "or (ii) the Borrower, directly or indirectly through its Restricted Subsidiaries, acquires and thereafter owns and holds all or any portion or combination of its general partner interest and incentive distribution rights and the Equity Interest in the General Partner (with the General Partner becoming and thereafter constituting a Restricted Subsidiary), which general partner and/or incentive distribution rights may be cancelled or replaced with other Equity Interests owned by the Borrower, directly or indirectly through its Restricted Subsidiaries."

(i)            The definition of "Pro Forma Basis" is hereby amended by (i) adding the words "or Material Projects for which a Material Project EBITDA Adjustment has been made with respect to such calculation" after the words "Permitted Acquisition" in the first parenthetical of clause (a) and (ii) adding the words "or Material Projects for which a Material Project EBITDA Adjustment has been made with respect to such calculation" after the word "Acquisitions" in the first parenthetical of clause (c)(i)(A).

(j)            The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate:

"CHOPS Commitment Letter" means the commitment letter from BNP Paribas, BNP Paribas Securities Corp., Bank of America, N.A., Banc of America Securities LLC, Bank of Montreal, and BMO Capital Markets Corp. to the Borrower dated October 25, 2010, as such agreement may be amended, modified, supplemented, or restated from time to time in accordance with this Agreement.

"CHOPS Joint Venture" means the Cameron Highway Oil Pipeline Company, a Delaware general partnership governed by that certain Amended and Restated Partnership Agreement, dated as of July 10, 2003 as amended by the First Amendment thereto, dated December 15, 2005, and the Second Amendment thereto, dated March 14, 2007, as may be further amended, restated or otherwise modified from time to time in accordance with this Agreement, by and among Cameron Highway Pipeline I, L.P., Valero CHOPS I, L.P. and Valero CHOPS II, L.P., each a Delaware limited partnership.

"CHOPS Joint Venture Investment" means the indirect Acquisition by Genesis CHOPS I and Genesis CHOPS II of Equity Interests in the CHOPS Joint Venture pursuant to the CHOPS Purchase and Sale Agreement, as a result of which Genesis CHOPS I and Genesis CHOPS II, collectively, indirectly own 50% of the Equity Interests in the CHOPS Joint Venture.

"CHOPS Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated October 22, 2010, by and among Valero Energy Corporation, Valero Services, Inc., and Valero Unit Investments, L.L.C., as the seller parties, and Genesis CHOPS I, Genesis CHOPS II, and the Borrower, as the buyer parties, as such agreement may be amended, modified, supplemented, or restated from time to time in accordance with this Agreement.

"Compliance Certificate" means a certificate substantially in the form of Exhibit J.

"First Amendment" means the First Amendment to Second Amended and Restated Credit Agreement, dated as of November 12, 2010, among the Borrower, the Administrative Agent and the Lenders party thereto.

"First Amendment Effective Date" has the meaning assigned to such term in the First Amendment.

"Genesis CHOPS I" means Genesis CHOPS I, LLC, a Delaware limited liability company.

"Genesis CHOPS II" means Genesis CHOPS II, LLC, a Delaware limited liability company.

"Scheduled Commercial Operation Date" means, with respect to any Material Project, the date originally scheduled as the day on which such Material Project shall achieve "commercial operation" as defined in the definition of Adjusted Consolidated EBITDA as specified in the notice to be delivered to the Administrative Agent with respect to such Material Project as specified in the third paragraph of the definition of "Adjusted Consolidated EBITDA."

"Transaction Costs" means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Borrower or any Restricted Subsidiary in connection with (i) the CHOPS Joint Venture Investment, (ii) any incurrence of Indebtedness or Disqualified Equity or any issuance of other equity securities to finance, or to refinance Indebtedness or Disqualified Equity incurred to finance, the CHOPS Joint Venture Investment, or (iii) any Planned Reorganization, in each case permitted under this Agreement.

(k)           The definitions "Exempted Joint Venture" and "Material Exempted Joint Ventures" are hereby deleted from Section 1.01 of the Credit Agreement and each reference in the Credit Agreement and the other Loan Documents to Exempted Joint Ventures and Material Exempted Joint Ventures shall no longer be of any force and effect and will be disregarded for all purposes.

2.2           Amendments to Section 5.01 (Financial Statements; Ratings Change and Other Information).

(a)           Section 5.01(a) is hereby amended by (i) replacing the comma before "(ii)" with the word "and" and (ii) deleting (1) the words ", and" immediately preceding clause (iii) and (2) clause (iii).

(b)           Section 5.01(b) is hereby amended by (i) replacing the comma before "(ii)" with the word "and" and (ii) deleting (1) the words ", and" immediately preceding clause (iii) and (2) clause (iii).

(c)           Section 5.01(d) is hereby amended and restated in its entirety as follows:

(d)           concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a Compliance Certificate signed by a Financial Officer of the Borrower;

(d)           Section 5.01(h) is hereby amended by deleting "or any Material Exempted Joint Venture".

(e)           Section 5.01(n) is hereby amended by deleting "or the Material Exempted Joint Ventures".

(f)            Section 5.01 is hereby amended by (i) deleting the word "and" at the end of subsection (m), (ii) replacing the period at the end of subsection (n) with "; and" and (iii) adding a new subsection (o) that read as follows: "with respect to any Material Project, within five Business Days after the occurrence thereof, written notice of the Commencement Date and the Commercial Operation Date, as applicable."

2.3           Amendment to Section 6.01 (Indebtedness and Disqualified Equity).  Section 6.01 is hereby amended by (i) deleting the word "and" at the end of subsection (k), (ii) replacing the period at the end of subsection (l) with "; and" and (iii) adding a new subsection (m) that reads as follows: "up to $300,000,000 in aggregate principal amount of unsecured Indebtedness issued by the Borrower constituting "bridge loans" (as defined in the CHOPS Commitment Letter) the net proceeds of which are used solely to finance a portion of the purchase price of the Equity Interests in the CHOPS Joint Venture pursuant to the CHOPS Purchase and Sale Agreement and certain Transaction Costs and Guarantees thereof by any Restricted Subsidiary so long as no Default or Event of Default exists or would exist immediately after the funding thereof, and extensions, renewals, replacements and refinancings of any such Indebtedness (including any "rollover loans" or "exchange notes" (as defined in the CHOPS Commitment Letter) incurred in respect thereof), that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness shall (A) have no financial maintenance covenants that are more restrictive than those in this Agreement and (B) have no other covenants (other than mandatory prepayments as a result of (including upon the receipt of net cash proceeds from) any asset sale, debt issuance or incurrence, equity issuance, change of control or similar event) or events of default that, taken as a whole, are more restrictive than those in this Agreement and (ii) no Subsidiary that is not also a Guarantor shall guarantee such Indebtedness."

2.4           Amendment to Section 6.02 (Liens).  Section 6.02 is hereby amended by (i) deleting the word "and" at the end of subsection (g), (ii) replacing the period at the end of subsection (h) with "; and" and (iii) adding a new subsection (i) that reads as follows: "Liens represented by the escrow of the net proceeds of Indebtedness issued pursuant to Section 6.01(j) to finance a portion of the purchase price of the Equity Interests in the CHOPS Joint Venture pursuant to the CHOPS Purchase and Sale Agreement pending consummation of the CHOPS Joint Venture Investment."

2.5           Amendment to Section 6.03 (Fundamental Changes; Limitations on Business).  Section 6.03 is hereby amended by replacing the word "subsidiaries" with "Unrestricted Subsidiaries" in subsection (d).

2.6           Amendment to Section 6.04 (Investments, Loans, Advances, and Guarantees).  Section 6.04 is hereby amended by (i) replacing the word "its" with the word "any" in subsection (b), (ii) adding the words "and the CHOPS Joint Venture Investment" after the words "Permitted Joint Ventures" in subsection (o) and (iii) adding the words "or the consummation of the CHOPS Joint Venture Investment, respectively" after the words "such Joint Venture" in subsection (o).

2.7           Amendment to Section 6.06 (Sale of Assets).  Section 6.06 is hereby amended by (i) adding the words "to any Unrestricted Subsidiary" after the word "transferred" in subsection (e), (ii) deleting the word "and" at the end of subsection (i), (iii) replacing the period at the end of subsection (j) with "; and" and (iv) adding a new subsection (k) that reads as follows: "dispositions of cash or other Property solely to effect (i) any Investments permitted under Section 6.04(f), (i) or (p) or (ii) the CHOPS Joint Venture Investment, in each case so long as such Investment is permitted pursuant to Section 6.04."

2.8           Amendment to Section 6.10 (Restrictive Agreements).  Section 6.10 is hereby amended by (i) adding "(x)" after the "ability of" in subsection (b), (ii) adding "(y)" before "it or any of its Restricted Subsidiaries to Guarantee Indebtedness of it or any other Restricted Subsidiary" in subsection (b) (before the first proviso), (iii) deleting the word "and" at the end of clause (vii), (iv) adding the words "or (m)" after the words "Section 6.01(j)" in clause (viii), and (v) adding to the end of the sentence the following words: ", and (ix) clause (b)(y) above shall not apply to such prohibitions, restrictions and conditions contained in any Material Agreements evidencing or governing, or pursuant to which there has been issued, Indebtedness or Disqualified Equity permitted by Section 6.01(g), (h), (j) or (m) so long as (A) such prohibitions, restrictions and conditions, taken as a whole, are no more restrictive on the Borrower Parties than those contained in this Agreement and (B) the Guarantees of the Secured Obligations created under the Loan Documents are not prohibited, restricted or conditioned in any manner."

2.9           Amendment to Section 6.15 (Financial Condition Covenants).  Section 6.15 is hereby amended and restated in its entirety to read as follows:

(a)           Leverage Ratio.  The Borrower will not permit its Consolidated Leverage Ratio to be in excess of (i) prior to the consummation of a Notes Offering, 4.50 to 1.00 at any time, or (ii) upon or after the consummation of a Notes Offering, 5.00 to 1.00 at any time; provided that after the consummation of a Notes Offering and upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the Borrower will not permit such ratio to exceed 5.50 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the maximum Leverage Ratio permitted to be maintained by the Borrower will automatically revert back to 5.00 to 1.00.

(b)           Senior Secured Leverage Ratio.  After the consummation of a Notes Offering, the Borrower will not permit its Consolidated Senior Secured Leverage Ratio to be in excess of 3.75 to 1.00 at any time; provided that upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the Borrower will not permit such ratio to exceed 4.25 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the maximum Senior Secured Leverage Ratio permitted to be maintained by the Borrower will automatically revert back to 3.75 to 1.00.

(c)           Minimum Interest Coverage.  The Borrower will not permit its Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00 at any time; provided that after the consummation of a Notes Offering and upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the Borrower will not permit such ratio to be less than 2.75 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the lowest Consolidated Interest Coverage Ratio permitted to be maintained by the Borrower will automatically revert back to 3.00 to 1.00.

2.10         Amendment to Section 6.19 (Prepayments on Indebtedness or Disqualified Equity).  Section 6.19 is hereby amended by (i) inserting "of" after "net cash proceeds" in clauses (iii) and (iv) of subsection (a), (ii) deleting the word "and" at the end of clause (iii) of subsection (a) and (iii) adding to the end of subsection (a) the following words: "(v) Indebtedness issued pursuant to and in accordance with Section 6.01(b) or (m) with the net cash proceeds of, or in exchange for, other Indebtedness issued as extensions, renewals, replacements or refinancings thereof pursuant to and in accordance with Section 6.01(b) or (m), respectively, (vi) Indebtedness issued pursuant to and in accordance with Section 6.01(m) with the net cash proceeds of, or in exchange for, other Indebtedness or Disqualified Equity issued pursuant to and in accordance with Section 6.01(j), (vii) Indebtedness issued pursuant to and in accordance with Section 6.01(m) upon any mandatory prepayment, repurchase, or redemption as a result of (including upon the receipt of net cash proceeds from) any asset sale, debt issuance or incurrence, equity issuance, change of control or similar event, and (viii) Indebtedness issued pursuant to Section 6.01(j) to finance a portion of the purchase price of the Equity Interests in the CHOPS Joint Venture pursuant to the CHOPS Purchase and Sale Agreement with funds held in the escrow specified in Section 6.02(i) in the event the CHOPS Joint Venture Investment is not consummated by the deadline established with respect to such escrow".

2.11         Exhibit J to Credit Agreement.  Exhibit J attached hereto is hereby added as Exhibit J to the Credit Agreement.

Section 3.               Conditions Precedent.  This First Amendment shall not become effective until the date (the "First Amendment Effective Date") on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement):

(a)           The Administrative Agent shall have received from the Lenders required by the Credit Agreement and the Borrower, executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment.

(b)           The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

(c)           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that: (i) a true, correct and complete copy of the Purchase and Sale Agreement dated October 22, 2010 by and among Valero Energy Corporation, Valero Services, Inc., and Valero Unit Investments, L.L.C., as the seller parties, and Genesis CHOPS I, Genesis CHOPS II, and the Borrower, as the buyer parties, has been delivered to the Administrative Agent and there have been no amendments, supplements or other modifications thereto as of the First Amendment Effective Date and (ii) a true, correct and complete copy of the Amended and Restated Partnership Agreement dated as of July 10, 2003 of the Cameron Highway Oil Pipeline Company, as amended by the First Amendment dated December 15, 2005 and the Second Amendment dated March 14, 2007 has been delivered to the Administrative Agent and there have been no other amendments, supplements or other modifications thereto as of the First Amendment Effective Date.

(d)           The Borrower shall have made and submitted to the Administrative Agent calculations in detail reasonably satisfactory to the Administrative Agent with respect to the financial covenants contained in Section 6.15 of the Credit Agreement for the four fiscal quarter period ending September 30, 2010 (the "Calculation Period") on a Pro Forma Basis as if the CHOPS Joint Venture Investment had occurred on the first day of the Calculation Period, and such calculations shall have been certified by a Financial Officer of the Borrower as being true and correct and shall demonstrate that such financial covenants would have been complied with if the CHOPS Joint Venture Investment had occurred on the first day of the Calculation Period.

(e)           No Default or Event of Default shall exist immediately before or after giving effect to this First Amendment, and the representations and warranties of the Borrower Parties set forth herein shall be true and correct.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

Section 4.               Miscellaneous.

4.1           Confirmation.  The provisions of the Loan Documents, as amended by this First Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment.

4.2           Ratification and Affirmation; Representations and Warranties.  The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that:  (i) as of the date hereof, after giving effect to the terms of this First Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the Effective Date and (ii) (A) as of the date hereof, no Default has occurred and is continuing and (B) immediately after giving effect to this First Amendment, no Default will have occurred and be continuing.

4.3           Credit Document.  This First Amendment and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection therewith are "Loan Documents" as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

4.4           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5           NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6           GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, LLC, its general partner

	By:	/s/ Robert V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

LENDERS:

BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ J. Christopher Lyons
Name:	J. Christopher Lyons
Title:	Managing Director

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A. as a Lender

By:	/s/ Christopher Renyi
Name:	Christopher Renyi
Title:	Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

BANK OF MONTREAL, as Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender

By:	/s/ Scottye Lindsey
Name:	Scottye Lidnsey
Title:	Director

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Leanne S. Phillips
Name:	Leanne S. Phillips
Title:	Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Charles W. Patterson
Name:	Charles W. Patterson
Title:	Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

COMPASS BANK, as Lender

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

REGIONS BANK, as Lender

By:	/s/ Randy Peterson
Name:	Randy Peterson
Title:	Senior Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE1

Financial Statement Date:  _____________, ______
To:	BNP Paribas, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 29, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Genesis Energy, L.P., as borrower (the "Borrower"), BNP Paribas, as administrative agent, and the lenders party thereto.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the __________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]
1.             The Borrower has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

2.             The Borrower has delivered the year-end unaudited financial statements of each of NEJD SPE 2 and FS SPE 2 required by Section 5.01(c)(i).  Such financial statements fairly present in all material respects the financial condition and results of operations of NEJD SPE 2 and FS SPE 2 in accordance with GAAP consistently applied as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for fiscal quarter-end financial statements]
1.             The Borrower has delivered the unaudited financial statements required by Section 5.01(b)(i) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP consistently applied as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

1 The financial statement certifications certified herein are intended to be reflective of the certifications required under Section 5.01(a), 5.01(b) and 5.01(c) of the Credit Agreement.   The financial covenant calculations included herein are intended to reflect the components of the financial covenants set forth in Section 6.15.   In the event of any conflict or inconsistency between the applicable terms and conditions of the Credit Agreement, on the one hand, and the financial statement certifications and/or financial covenant calculations reflected in this Exhibit J, on the other hand, the terms and conditions of the Credit Agreement shall control.

1

2.             The Borrower has delivered the unaudited financial statements required by Section 5.01(b)(ii) of the Agreement for the fiscal quarter ended as of the above date.

3.             The Borrower has delivered the unaudited financial statements of each of NEJD SPE 2 and FS SPE 2 required by Section 5.01(c)(ii) of the Agreement for the fiscal quarter ended as of the above date.  Such financial statements fairly present in all material respects the financial condition and results of operations of NEJD SPE 2 and FS SPE 2 in accordance with GAAP consistently applied as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[3/4].       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

[4/5].       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[5/6].       The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.

[6/7].       [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement]

--or--

[The following changes in GAAP or in the application thereof have occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and such changes have had the following effects on the financial statements accompanying this Compliance Certificate:]

Form of Compliance Certificate

J-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____________________, ______.

GENESIS ENERGY, L.P.
By:	GENESIS ENERGY, LLC, its general partner

By:
Name:
Title:

[Exhibit J – Form of Compliance Certificate]

For the Quarter/Year ended ___________________("Statement Date")
SCHEDULE 2
to the Compliance Certificate
($ in 000's)
I.	Interest Coverage Ratio.
A.	Adjusted Consolidated EBITDA (Schedule 3) for the four consecutive fiscal quarter period ending on the date hereof:	$___________
B.	Consolidated Interest Expense for such period:	$___________
C.	Consolidated Interest Coverage Ratio (Line I.A ÷ Line I.B):	______ to 1.00

Minimum required:

Minimum Interest Coverage Ratio
3.00 to 1.002

2 After the consummation of a Notes Offering and upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the minimum Consolidated Interest Coverage Ratio shall be 2.75 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the minimum Consolidated Interest Coverage Ratio permitted to be maintained by the Borrower will automatically revert back to 3.00 to 1.00.

[Exhibit J – Form of Compliance Certificate]

II.	Leverage Ratios.
Consolidated Leverage Ratio
A.	Consolidated Total Funded Debt on such determination date:	$___________
B.	Adjusted Consolidated EBITDA (Schedule 3) for the four consecutive fiscal quarter period ending on the date hereof:	$___________
C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):	______ to 1.00

Maximum permitted:

Maximum Consolidated Leverage Ratio
Prior to the consummation of a Notes Offering:	4.50 to 1.00
Upon or after the consummation of a Notes Offering:	5.00 to 1.003

Consolidated Senior Secured Leverage Ratio
A.	Consolidated Total Senior Secured Funded Debt on such determination date:	$___________
B.	Adjusted Consolidated EBITDA (Schedule 3) for the four consecutive fiscal quarter period ending on the date hereof:	$___________
C.	Consolidated Senior Secured Leverage Ratio (Line II.A ÷ Line II.B):	______ to 1.00

Maximum permitted:

Maximum Consolidated Senior Leverage Ratio
After the consummation of a Notes Offering:	3.75 to 1.004

3 After the consummation of a Notes Offering and upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the maximum Consolidated Leverage Ratio shall be 5.50 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the maximum Consolidated Leverage Ratio permitted to be maintained by the Borrower will automatically revert back to 5.00 to 1.00.

4 Upon the consummation of a Material Acquisition that is a Permitted Acquisition or the CHOPS Joint Venture Investment, the maximum Consolidated Senior Secured Leverage Ratio shall be 4.25 to 1.00 until the end of the last day of the third full fiscal quarter of the Borrower after the consummation of such Material Acquisition or the CHOPS Joint Venture Investment, as applicable, at which time the maximum Consolidated Senior Secured Leverage Ratio permitted to be maintained by the Borrower will automatically revert back to 3.75 to 1.00.

[Exhibit J – Form of Compliance Certificate]

For the Quarter/Year ended ___________________("Statement Date")
SCHEDULE 3
to the Compliance Certificate
($ in 000's)

		Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarter Period Ended
	Consolidated Net Income of the Borrower and its Subsidiaries1	-	-	-	-	-
+	Interest Expense	-	-	-	-	-
+	Federal, state, local income and foreign withholding taxes	-	-	-	-	-
+	Depreciation, depletion and amortization expense	-	-	-	-	-
+	Deferred or non-cash equity compensation or stock option or similar compensation expense
-	Actual cash payments made with respect to deferred compensation
+	Cash received by the Borrower or any Restricted Subsidiary pursuant to any Direct Financing Lease
+	[Up to $5,400,000 in unusual items charged as expense in the first fiscal quarter of fiscal 2010]2
+	Transaction Costs3	-	-	-	-	-
=	Consolidated EBITDA before cash distributions
+	Cash distributions from Unrestricted Subsidiaries4
+	Cash distributions from Joint Ventures or the Equity Interests of other Persons
=	Consolidated EBITDA
+	Pro Forma Adjustments (other than Non-Historical Pro Forma Adjustments and Material Project EBITDA Adjustments)
+	Non-Historical Pro Forma Adjustments, as applicable
+	Material Project EBITDA Adjustments, as applicable
=	(Preliminary) Adjusted Consolidated EBITDA
-	Cash distributions from Joint Ventures (other than CHOPS Joint Venture) in excess of 25% of (Preliminary) Adjusted Consolidated EBITDA5
=	Adjusted Consolidated EBITDA	-	-	-	-	-

5 Determined without giving effect to (without duplication): (a) any extraordinary income or gains, (b) any interest income, (c) any non-cash income (excluding items which represent the reversal of a non-cash charge referred to in clause (e) below of this definition), (d) any extraordinary losses, (e) any non-cash charges or losses (except to the extent that any such non-cash charge or loss would require an anticipated cash payment (or a reserve for an anticipated cash payment) in any future period), including any non-cash expenses relating to impairments and similar write-offs and stock appreciation rights, (f) any gains or losses from sales of assets other than inventory sold in the ordinary course of business, (g) income or losses attributable to Unrestricted Subsidiaries, Joint Ventures, any Person accounted for by the Borrower by the equity method of accounting, or any other Person that is not a Subsidiary or (h) income or losses attributable to Direct Financing Leases.

6 Added back to the 2010 first fiscal quarter.  Only applicable to the Consolidated EBITDA calculations for the four fiscal quarter periods ending September 30, 2010 and December 31, 2010.

7 Transaction Costs to be added back during the term of the Agreement under this line item shall not exceed 15% of Adjusted Consolidated EBITDA for the four fiscal quarter period ending September 30, 2010 (as adjusted on a Pro Forma Basis to reflect the CHOPS Joint Venture Investment).

8 Including loan payments under the NEJD Intercompany Note.

9 Cash distributions received by the Borrower and the Restricted Subsidiaries from all Joint Ventures consummated after the Effective Date (other than the CHOPS Joint Venture) shall not account for more than 25% of Adjusted Consolidated EBITDA (as such Adjusted Consolidated EBITDA is calculated from time to time without giving effect to cash distributions from Joint Ventures consummated after the Effective Date (but giving effect to cash distributions from the CHOPS Joint Venture whether consummated before or after the Effective Date)), and any excess shall be deemed to not be Adjusted Consolidated EBITDA.

[Exhibit J – Form of Compliance Certificate]